UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

BEN FRANKLIN FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland	000-55352	67-1746204
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 East Kensington Road, Arlington Heights, Illinois	60004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 398-0990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e)           On January 12, 2016, Ben Franklin Bank of Illinois (the "Bank"), the wholly owned subsidiary of Ben Franklin Financial, Inc., entered into employment agreements (the "Agreements") with Steven D. Olson, President of the Bank, and Glen A. Miller, Senior Vice President and Chief Financial Officer of the Bank.  The Agreements are effective as of January 1, 2016.  Mr. Olson and Miller are referred to herein as the "Executives".

    The Agreements provide for one-year terms which shall automatically renew for an additional one-year term on January 1 of each subsequent year, provided that the Board of Directors of the Bank conducts a comprehensive performance evaluation at least 60 days prior to such renewal date and does not issue a non-renewal notice to the executive at least 30 days prior to the renewal date.  The Agreements provide that the Bank will pay Mr. Olson and Mr. Miller an annual base salary ("Base Salary") of $135,000 and $123,634, respectively.  In addition, the Agreements provide for, among other things, participation in the Bank’s employee benefit plans.

    If an Executive’s employment is terminated for “cause,” as defined in the Agreements, the Executive will have no right to receive compensation or other benefits for any period after such termination.  In the event an Executive voluntarily terminates employment, the Executive will receive his compensation and vested rights and benefit to the date of his termination.  In the event that: (i) the Bank terminates an Executive’s employment for any reason other than for cause, disability or death or retirement, (ii) the Executive voluntarily terminates for certain reasons listed in the Agreements, or (iii) the Executive voluntarily terminates employment or the Bank terminates the Executive's employment, in each case under certain conditions following a change of control, as defined in the Agreements (clauses (i), (ii) and (iii) each referred to herein as an Event of Termination), the Bank will pay Executive his earned but unpaid salary as of the date of his termination, his vested benefits under the Bank's employee benefit plans and compensation plans and a payment equal to one year's Base Salary.  The Bank will also cause to be continued, at the Bank’s expense, medical coverage for the Executive and his family for one year following an Event of Termination.

    The Agreements require the Executives to adhere to a covenant not to compete with the Bank for one year after each Executive’s termination of employment, except for termination under certain conditions following a change in control, termination for disability or death or termination following expiration of the term of the Executive's Agreement following the Board's decision not to renew the term of the Agreement.

    Copies of the Agreements will be included as exhibits to the registrant's Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEN FRANKLIN FINANCIAL, INC.
DATE: January 19, 2016	By:	/s/ Glen A. Miller
Glen A. Miller
Senior Vice President and Chief Financial Officer